Exhibit 99.1

New three-year partnership formed between VRDT Corporation and Harbin Coslight Power Co., Ltd, a China Corporation, which includes joint development and sales of advanced batteries and energy storage systems.

LOS ANGELES, March 13, 2012 – VRDT Corporation (“Verdant”) is pleased to announce a new partnership with Harbin Coslight Power Co., Ltd (“Coslight”) for the joint development, engineering, manufacture, marketing and sales of batteries and energy storage systems for transportation and stationary power applications and systems.

The three-year agreement officially welcomes Coslight into the Verdant Ecosystem of products and services designed to bring together solutions for greater energy efficiency and availability at a lower cost.

“Coslight is a leader in high quality energy storage”, noted Dan Elliott, Verdant CEO. “When combined with Verdant’s expertise in finding new applications and solutions the value of this capability magnifies.”

Under the terms of the agreement Coslight and Verdant will work closely together to ensure proper training, education and support for the management, service and maintenance of these advanced energy storage systems creating many new jobs in this fast growing industry. New products are available to Verdant customers and partners immediately under this new agreement with initial orders already shipping.

“Coslight is excited to work with Verdant bringing new energy technology to North America,” said Changyu Ju, VP of Coslight Group.  “We look forward to being a part of the Verdant vision for a more efficient energy future.”

The addition of Coslight to the Verdant family of partners opens up new opportunities for many of the companies already working with Verdant towards a sustainable future.  By leveraging Coslight capability with those of other Verdant partners new possibilities become available that help raise the line of energy efficiency and delivery.

Given the continued growth in demand for energy being fueled by the electrification of transportation, exciting new consumer devices and integrated smart technologies, the time for Verdant solutions could not be better.  Robust Verdant solutions, now supported with Coslight technology, remove many of the barriers for consumers looking for sustainable alternatives that are cost saving and easily adopted.

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New three-year partnership formed between VRDT Corporation and Harbin Coslight Power Co., Ltd, a China Corporation, which includes joint development and sales of advanced batteries and energy storage systems.

About VRDT Corporation
VRDT Corporation (“Verdant”) is a strategic organization for clean technology, transportation and infrastructure related ventures and initiatives. Verdant brings together technology, manufacturing and services to significantly enhance efficiencies in energy usage that also support electrification of transportation. This increased efficiency also breeds creation of community and commercial based energy storage systems in order to balance energy usage more effectively.

About Harbin Coslight Power Co., Ltd
Harbin Coslight Power Co., Ltd (“Coslight”) is a China corporation within the Coslight Group of companies.  Coslight manufactures many types of battery chemistries for advanced energy storage systems for a variety of applications ranging from telecommunications to electric vehicles and laptops.  They are one of the largest such manufacturers in China controlling over 30% of the market with several products.  Their products are manufactured to the highest standards and routinely meet or exceed current certification guidelines.

For more information, please contact Maria Foskaris at (909)786-1981.

The information in this new release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 27E of the Securities Act of 1934. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, ability to obtain financing and regulatory and shareholder approvals for anticipated actions. Such statements are based on management’s current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements. In addition, actual or future results may differ materially from those anticipated depending on a variety of factors, including continued maintenance of favorable license arrangements, success of market research identifying new product opportunities, successful introduction of new products, continued product innovation, sales and earnings growth, ability to attract and retain key personnel, and general economic conditions affecting consumer spending, Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Verdant Automotive Company does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.